UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 31, 2016

Dell Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37867	80-0890963
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Dell Way Round Rock, Texas		78682
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 289-3355

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Dell Software Group Divestiture

As previously reported, on June 19, 2016, Dell Inc. (“Dell”), a wholly-owned subsidiary of Dell Technologies Inc. (the “Company”), entered into a definitive agreement with Francisco Partners and Elliot Management Corporation to divest substantially all of the Dell Software Group (“DSG”) business unit. The transaction (the “DSG Transaction”) includes Dell’s systems and information management, security solutions, and Statistica businesses, and excludes Dell’s cloud integration business and any EMC Corporation (“EMC”) offerings.

On October 31, 2016, the parties closed the DSG Transaction. Dell received total cash consideration for the sale of approximately $2.425 billion.

Dell Services Divestiture

As previously reported, on March 27, 2016, Dell entered into a definitive agreement with NTT Data International L.L.C. to divest substantially all of the Dell Services business unit, including the Dell Services Federal Government business (the “Dell Services Transaction”). The Dell Services Transaction includes Dell’s business process outsourcing, application management, and infrastructure services businesses, and excludes Dell’s global support, deployment, and professional services offerings and any EMC offerings.

On November 2, 2016, the parties closed the Dell Services Transaction under the agreement as amended. Dell received total cash consideration for the sale of approximately $2.990 billion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2016	Dell Technologies Inc.

	By:	/s/ Janet B. Wright
Janet B. Wright
Senior Vice President and Assistant Secretary
(Duly Authorized Officer)

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